FOR IMMEDIATE RELEASE	Contact: Robert S. Schneider

USI Holdings Corporation 914-749-8502 rschneider@usi.biz

USI Holdings Corporation Reports Third Quarter Results
and Other Matters

Briarcliff Manor, NY, November 9, 2006 - USI Holdings Corporation (“USI” or the “Company”), (NASDAQ:USIH) today reported financial results for the third quarter ended September 30, 2006. A printer friendly version of this release is available on our website at http://www.usi.biz.

Highlights:

For the quarter ended September 30, 2006 as compared to the same quarter in 2005:

•	Announced an indication of interest from a private equity firm to acquire all of the Company’s outstanding common stock and recorded related expenses of $1.5 million
•	Total revenues increased 3.5% to $131.7 million from $127.3 million
•	Net commissions and fees (excluding contingent commissions) increased 2.7% to $126.3 million from $123.0 million
•	Income from continuing operations, before income tax expense decreased by 13.3% to $8.5 million from $9.8 million
•	Net income per share on a diluted basis increased to $0.08 from $0.03
•	Operating margin decreased to 17.3% from 18.8%
•	Excluding the impact of stock option expense in 2006 and other identified adjustments in 2005, operating margin decreased to 18.0% from 19.0%
•	Acquired four insurance agencies and three books of business, expected to add $26.9 million of annualized revenues

	Three Months Ended			Nine Months Ended
(Dollars in Thousands, Except Per Share Data)	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change
GAAP Financial Measures:
Revenues:
Net commissions and fees (“NCF”)	$126,301	$122,955	2.7%	$368,989	$343,277	7.5%
Contingents and overrides	567	1,738	(67.4)%	22,674	22,666	0.0%
Interest income	1,212	1,062	14.1%	3,917	2,604	50.4%
Other income	3,615	1,512	139.1%	6,625	3,287	101.6%
Total revenues	131,695	127,267	3.5%	402,205	371,834	8.2%

Expenses:
Operating expenses	108,891	106,237	2.5%	326,599	317,140	3.0%
Amortization of intangible assets	9,156	7,230	26.6%	24,884	21,238	17.2%
Interest	5,161	4,012	28.6%	13,979	10,781	29.7%
Early extinguishment of debt	--	--	N/M	2,093	--	N/M
Total expenses	123,208	117,479	4.9%	367,555	349,159	5.3%

Operating Results:
Income from continuing operations
before income tax expense	$8,487	$9,788	(13.3)%	$34,650	$22,675	52.8%

Per Share Data-Diluted:
Income from continuing operations	$0.08	$0.09	(11.1)%	$0.34	$0.23	47.8%
Net income	$0.08	$0.03	166.7%	$0.34	$0.08	325.0%

Non-GAAP Financial Measures (1):
Operating income	22,804	23,982	(4.9)%	75,624	70,108	7.9%
Operating margin	17.3%	18.8%	(8.0)%	18.8%	18.9%	(0.5)%
Operating margin, excluding identified adjustments	18.0%	19.0%	(5.3)%	19.5%	19.4%	0.5%
Income from continuing operations plus amortization,
excluding identified adjustments on a diluted
per share basis	$0.25	$0.26	(3.8)%	$0.82	$0.79	3.8%
NCF organic (decline)/growth	(2.5)%			0.1%
Total revenue organic (decline)/growth	(1.6)%			1.0%

(1) Refer to Non-GAAP financial measures-Purpose and Use and related reconciliations included in this release.

On October 24, 2006, the Company announced that in response to an indication of interest received from a private equity firm in acquiring all of the outstanding common stock of the Company, the Board of Directors of the Company formed a Special Committee consisting of outside directors to review the proposal and consider all of the Company's options. Lazard Frères & Co. LLC and Dewey Ballantine LLP have been engaged by the Special Committee to assist in its review. No assurance can be given that any transaction will be entered into or consummated.

The revenue increase for the quarter includes the impact of $5.7 million from acquisitions and divestitures completed in the last twelve months. On an organic basis, after identified adjustments, NCF (which excludes contingent commissions) decreased $3.1 million, or 2.5% for the quarter compared to the same period last year due to the continued difficult operating environment in California and timing of enrollments in the specialized benefits services segment. Total NCF for the insurance brokerage segment, excluding California, grew 2.1% for the quarter on an adjusted organic basis.

The revenue increase for the first nine months includes the impact of $23.7 million from acquisitions and divestitures completed in the last twelve months. On an organic basis, after identified adjustments, NCF (which excludes contingent commissions) increased $0.3 million, or 0.1% for the nine months compared to the same period last year due primarily to the year-to-date impact of the items noted above for the third quarter. Total NCF for the insurance brokerage segment, excluding California, grew 3.1% for the nine months on an adjusted organic basis.

In 2005, the Company concluded its previously announced margin improvement plan. For the three and nine months ended September 30, 2005, the Company recorded $2.9 million and $7.0 million in expenses, before income taxes, for employee severance and related benefits, facilities closures, contract terminations and the amendment of sales professionals’ compensation agreements. Also, for the three and nine months ended September 30, 2005, the Company recorded $0.0 million and $8.5 million in expenses, respectively, before income taxes primarily associated with the SGP acquisition. There were no such similar significant expenses in the three and nine months ended September 30, 2006.

The operating margin (operating income as a percentage of total revenues) for the quarter was 17.3% on $22.8 million of operating income, compared to 18.8% on $24.0 million of operating income for the same period in 2005. The operating margin for the quarter was negatively impacted by several items, including: a net $1.3 million write-down of accounts receivable balances, a $1.2 million decrease in contingent commissions, a $1.1 million decline in the specialized benefits services segment, stock option expense of $0.9 million recorded beginning in 2006 and $1.5 million of expenses related to the Company’s consideration of the previously announced indication of interest from a private equity firm to acquire all of the Company’s outstanding common stock. Operating margin for the quarter was positively impacted by $2.0 million related to a settlement with a former employee over an employment contract dispute. The decrease in operating margin in the specialized benefits services segment was due to the timing of some enrollments and to continuing investments in personnel and systems to support our expansion strategy into middle and emerging markets.

The operating margin for the nine months ended September 30, 2006 was 18.8% on $75.6 million of operating income, compared to 18.9% on $70.1 million of operating income for the same period in 2005. The operating margin for the nine months was negatively impacted by several items, including: the items noted above in the quarter, a $4.5 million decline in the specialized benefits services segment and stock option expense of $2.6 million. Operating margin was positively impacted by the improvement in the insurance brokerage segment and to acquisitions.

David L. Eslick, Chairman, President and Chief Executive Officer noted, “Outside of California, the majority of our retail brokerage operations are performing at or near our operating targets. We are particularly pleased with our acquisition success, having recently closed on the Kibble & Prentice transaction, creating one of the largest middle market brokers in the Pacific Northwest. With $37 million in annual revenues and a 34-year proven track record of client service and organic revenue growth, the Kibble & Prentice team is a great addition to USI.”

The Company will hold a conference call and audio webcast to review the results at 8:30 AM (EST) on Friday, November 10, 2006. To access the audio webcast, please visit USI's website at www.usi.biz on November 10, 2006 and follow the link. To access the conference call, dial toll-free 800-299-8538 or 617-786-2902 for international callers and use passcode 11615884, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (www.usi.biz) or by dialing 888-286-8010 and using access code 94065641.

This press release contains certain statements relating to future results which are forward-looking statements within the meaning of that term as found in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. USI can make no assurances regarding the likelihood of the acquisition transaction described above, and it is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. Some factors include: USI’s ability to grow revenues organically and expand its margins; successful consummation and integration of acquisitions; the insurance brokerage business is subject to a great deal of uncertainty due to the investigations into its business practices by various governmental authorities and related private litigation; resolution of regulatory matters and other claims, lawsuits and related proceedings; the passage of new legislation and/or disclosure arrangements with insurance companies affecting our business; determinations of effectiveness of internal controls over financial reporting and disclosure controls and procedures; USI’s ability to attract and retain key sales and management professionals; USI’s level of indebtedness and debt service requirements; downward commercial property and casualty premium pressures; the competitive environment; future expenses for integration and margin improvement efforts; and general economic conditions around the country. USI’s ability to grow has been largely attributable to acquisitions, which may or may not be available on acceptable terms in the future and which, if consummated, may or may not be advantageous to USI. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

This press release includes supplemental financial information which contains references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this financial information to generally accepted accounting principles in the United States (“GAAP”) information follows. USI presents such non-GAAP supplemental financial information because it believes that such information is of interest to the investment community owing to the fact that it provides additional meaningful methods of evaluating certain aspects of USI’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, USI’s consolidated statements of operations for the three and nine months ended September 30, 2006 and 2005.

About USI Holdings Corporation
Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 68 offices in 18 states. Additional information about USI, including instructions for the quarterly conference call, may be found at www.usi.biz.

USI Holdings Corporation and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

	(Amounts in Thousands, Except Per Share Data)

Revenues:
Net commissions and fees	$126,301	$122,955	$368,989	$343,277
Contingents and overrides	567	1,738	22,674	22,666
Interest income	1,212	1,062	3,917	2,604
Other income	3,615	1,512	6,625	3,287

Total Revenues	131,695	127,267	402,205	371,834

Expenses:
Compensation and employee benefits	73,188	75,110	222,112	226,407
Non-cash stock-based compensation:
Restricted stock awards	1,041	839	2,568	1,708
Stock option expense	905	-	2,616	-
Other operating expenses	31,222	27,821	91,793	81,857
Amortization of intangible assets	9,156	7,230	24,884	21,238
Depreciation	2,535	2,467	7,510	7,168
Interest	5,161	4,012	13,979	10,781
Early extinguishment of debt	-	-	2,093	-
Total Expenses	123,208	117,479	367,555	349,159
Income from continuing operations	8,487	9,788	34,650	22,675
before income tax expense
Income tax expense	3,647	4,298	14,824	9,907
Income From Continuing Operations	4,840	5,490	19,826	12,768
Loss from discontinued operations, net	-	(3,603)	-	(8,295)
Net Income	$4,840	$1,887	$19,826	$4,473

Per Share Data - Basic and Diluted:

Basic:
Income from continuing operations	$0.09	$0.10	$0.35	$0.23
Loss from discontinued operations, net	-	(0.07)	-	(0.15)
Net Income Per Common Share	$0.09	$0.03	$0.35	$0.08

Diluted:
Income from continuing operations	$0.08	$0.09	$0.34	$0.23
Loss from discontinued operations, net	-	(0.06)	-	(0.15)
Net Income Per Common Share	$0.08	$0.03	$0.34	$0.08

Weighted-Average Number of Shares Outstanding:
Basic	56,786	56,681	56,791	55,712
Diluted	57,619	57,409	57,767	56,303

USI Holdings Corporation and Subsidiaries
Consolidated Balance Sheets

	September 30, 2006	December 31, 2005

	(Amounts in Thousands, Except Per Share Data)

Assets
Current assets:
Cash and cash equivalents	$20,509	$27,289
Fiduciary funds--restricted	79,252	103,887
Premiums and commissions receivable, net of allowance for bad debts and
cancellations of $9,016 and $7,300, respectively	257,126	244,372
Other	22,402	25,048
Deferred tax asset	11,815	14,887
Current assets held for discontinued operations	3,004	4,843
Total current assets	394,108	420,326

Goodwill	446,697	405,490

Expiration rights	370,857	312,382
Other intangible assets	54,329	50,800
Accumulated amortization	(222,418)	(197,539)
Expiration rights and other intangible assets, net	202,768	165,643

Property and equipment, net	29,533	28,475
Other assets	3,457	3,840
Total Assets	$1,076,563	$1,023,774

Liabilities and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$242,742	$259,286
Accrued expenses	71,660	77,120
Current portion of long-term debt	12,838	11,470
Other	13,126	16,829
Total current liabilities	340,366	364,705

Long-term debt	280,365	225,062
Deferred tax liability	13,889	16,237
Other liabilities	6,022	7,789
Other liabilities held for discontinued operations	426	-
Total Liabilities	641,068	613,793

Stockholders’ equity:
Common stock—voting—par $.01, 300,000 shares authorized; 59,041
and 58,308 shares issued, respectively	590	583
Additional paid-in capital	672,035	663,436
Accumulated deficit	(226,247)	(246,073)
Less treasury stock at cost, 827 and 620 shares, respectively	(10,883)	(7,965)
Total Stockholders’ Equity	435,495	409,981
Total Liabilities and Stockholders’ Equity	$1,076,563	$1,023,774

USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures – Purpose and Use

USI defines Operating Income as revenues, less compensation and employee benefits, non-cash stock-based compensation, other operating expenses and depreciation. Compensation and employee benefits and other operating expenses are adjusted to exclude expenses related to USI’s margin improvement plan (announced in the fourth quarter of 2004 and concluded in the fourth quarter of 2005 to reduce ongoing operating expenses) and acquisition integration efforts (expenses incurred during the integration of acquired companies), which USI’s management does not consider indicative of the Company’s run-rate, or normal operating expenses. USI presents Operating Income because management believes that it is a relevant and useful indicator of operating profitability. Management believes that Operating Income is relevant owing to USI’s leveraged approach to its capital structure and resulting significant amount of interest expense and to USI’s acquisition strategy which creates significant amortization and other expenses n

Additionally, management believes that investors in its stock use Operating Income to compare USI’s ability to generate operating profits with its peers and for valuation purposes. Operating Margin (Operating Income as a percentage of total revenues) is presented because management believes that it is a relevant and useful indicator of operating efficiency. USI uses Operating Income and Operating Margin in budgeting and evaluating operating company performance. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.

USI presents Income from continuing operations plus amortization of intangible assets on an absolute and diluted per share basis because management believes that it is a relevant and useful indicator of its ability to generate working capital. Management believes that income from continuing operations plus amortization of intangible assets is relevant owing to the significant amount of amortization of intangible assets resulting from accounting for all acquisitions using the purchase method of accounting. Additionally, management believes that investors in its stock use income from continuing operations plus amortization of intangible assets to compare USI with its peers and for valuation purposes. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.

USI presents Income from continuing operations plus amortization of intangible assets and operating income and operating margin, excluding the impact of the identified adjustments, because management believes that it is useful in understanding operating profitability compared to other periods presented. Additionally, management believes that investors in its stock use income from continuing operations plus amortization of intangible assets and operating income and operating margin, excluding the impact of the identified adjustments on an absolute and diluted per share basis, to compare USI with its peers, for valuation purposes and as an indicator of operating performance. These financial measures should not be considered as an alternative to other financial measures determined in accordance with GAAP.

USI presents organic revenue growth (decline) because management believes that it is useful in understanding organic revenue growth/decline compared to prior periods presented. Organic revenue growth (decline) is calculated by excluding the current period’s total revenues attributable to acquisitions and the prior period’s total revenues from divested businesses during the twelve months following acquisition or divestiture. Additionally, management believes that investors in its stock use organic revenue growth (decline) to compare USI with its peers and to measure growth in revenues attributable to the Company’s ability to execute on its sales and client retention strategies. This financial measure should not be considered as an alternative to other financial measures determined in accordance with GAAP.

USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of Intangible Assets

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Dollars in Thousands)

Total Revenues	$131,695	$127,267	$402,205	$371,834

Compensation and employee benefits	73,188	72,211	222,112	211,340
Non-cash stock-based compensation:
Restricted stock awards	1,041	839	2,568	1,708
Stock option expense	905	-	2,616	-
Other operating expenses	31,222	27,768	91,775	81,510
Depreciation	2,535	2,467	7,510	7,168
Operating Income	22,804	23,982	75,624	70,108
Operating Margin	17.3%	18.8%	18.8%	18.9%

Amortization of intangible assets	9,156	7,230	24,884	21,238
Interest	5,161	4,012	13,979	10,781
Early extinguishment of debt	-	-	2,093	-
Margin improvement plan expenses (a)	-	2,921	-	6,951
Acquisition integration expenses (a)	-	31	18	8,463
Income from continuing operations before income tax expense	8,487	9,788	34,650	22,675
Income tax expense	3,647	4,298	14,824	9,907
Income from continuing operations	4,840	5,490	19,826	12,768
Addback: Amortization of intangible assets	9,156	7,230	24,884	21,238
Income from continuing operations plus amortization of intangible assets	$13,996	$12,720	$44,710	$34,006

(a) Amounts are included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Operations.

USI Holdings Corporation
Non-GAAP Financial Measures
Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of
Intangible Assets, Excluding Identified Adjustments

Identified Adjustments:
Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R). Accordingly, the Company recorded expenses of $0.9 and $2.6 million related to its stock option and employee stock purchase plans for the three and nine months ended September 30, 2006, respectively. Additionally, in the first quarter of 2006, the Company recorded $2.1 million of expense for an early extinguishment of debt related to its new credit facility. There were no such similar expenses in 2005. All adjustments noted above are referred to as "Identified Adjustments."

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2006 As Reported	Identified Adjustments	2006 Excluding Identified Adjustments	2006 As Reported	Identified Adjustments	2006 Excluding Identified Adjustments
	(Dollars in Thousands)

Revenues	$131,695	$-	$131,695	$402,205	$-	$402,205

Compensation and employee benefits	73,188	-	73,188	222,112	-	222,112
Non-cash stock-based compensation:
Restricted stock awards	1,041	-	1,041	2,568	-	2,568
Stock option expense	905	(905)	-	2,616	(2,616)	-
Other operating expenses	31,222	-	31,222	91,775	-	91,775
Depreciation	2,535	-	2,535	7,510	-	7,510
Operating Income	22,804	905	23,709	75,624	2,616	78,240

Operating Margin	17.3%		18.0%	18.8%		19.5%

Amortization of intangible assets	9,156	-	9,156	24,884	-	24,884
Interest	5,161	-	5,161	13,979	-	13,979
Early extinguishment of debt	-	-	-	2,093	(2,093)	-
Acquisition integration expenses (a)	-	-	-	18	(18)	-
Total Expenses	123,208	(905)	122,303	367,555	(4,727)	362,828

Income from continuing operations before income tax expense	8,487	905	9,392	34,650	4,727	39,377
Income tax expense	3,647	389	4,036	14,824	2,022	16,846
Income from continuing operations	4,840	516	5,356	19,826	2,705	22,531
Addback: Amortization of intangible assets	9,156	-	9,156	24,884	-	24,884
Income from continuing operations plus amortization of intangible assets	$13,996	$516	$14,512	$44,710	$2,705	$47,415

Per Share Data - Diluted:
Income From Continuing Operations	$0.08	$0.01	$0.09	0.34	0.05	0.39
Addback: Amortization of intangible assets	0.16	-	0.16	0.43	-	0.43
Income from continuing operations plus amortization of intangible assets	$0.24	$0.01	$0.25	0.77	0.05	0.82

(a) Amounts are included in other operating expenses in the Consolidated Statements of Operations.

USI Holdings Corporation
Non-GAAP Financial Measures
Reconciliation of Operating Income, Operating Margin and Income from Continuing Operations plus Amortization of
Intangible Assets, Excluding Identified Adjustments

Identified Adjustments:
In December 2004, USI announced that it had approved a plan to take steps to reduce ongoing operating expenses. As a result of these actions, for the three and nine months ended September 30, 2005, the Company recorded expenses of $2.9 million and $4.0 million, respectively, comprised of restructuring of sales professionals' employment agreements, employee severance and related benefits and lease termination costs. Additionally, in the three and nine months ended September 30, 2005, the Company recorded expenses of $0.0 million and $8.5 million, primarily related to the acquisition of Summit Global Partners. In the three and nine months ended September 30, 2005, the Company recorded an adjustment to revenues and related producer compensation payable of $0.8 million and $0.4 million and $2.9 million and $0.5 million, respectively, related to a change in accounting estimate. There were no such similar adjustments for the three and nine months ended September 30, 2006. All adjustments noted above are referred to

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2005 As Reported	Identified Adjustments	2005 Excluding Identified Adjustments	2005 As Reported	Identified Adjustments	2005 Excluding Identified Adjustments
	(Dollars in Thousands, Except per Share Amounts)			(Dollars in Thousands, Except per Share Amounts)

Total revenues	$127,267	$756	$128,023	$371,834	$2,925	$374,759

Compensation and employee benefits	72,211	359	72,570	211,340	467	211,807
Non-cash stock-based compensation, restricted stock awards	839	-	839	1,708	-	1,708
Other operating expenses	27,768	-	27,768	81,510	-	81,510
Depreciation	2,467	-	2,467	7,168	-	7,168
Operating Income	23,982	397	24,379	70,108	2,458	72,566

Operating Margin	18.8%		19.0%	18.9%		19.4%

Amortization of intangible assets	7,230	-	7,230	21,238	-	21,238
Interest	4,012	-	4,012	10,781	-	10,781
Margin improvement plan expenses (a)	2,921	(2,921)	-	6,951	(6,951)	-
Acquisition Integration expenses (a)	31	(31)	-	8,463	(8,463)	-

Total Expenses	117,479	(2,593)	114,886	349,159	(14,947)	334,212
Income from continuing operations before income tax expense	9,788	3,349	13,137	22,675	17,872	40,547
Income tax expense	4,298	1,259	5,557	9,907	7,244	17,151
Income from continuing operations	5,490	2,090	7,580	12,768	10,628	23,396
Addback: Amortization of intangible assets	7,230	-	7,230	21,238	-	21,238
Income from continuing operations plus amortization of intangible assets	$12,720	$2,090	$14,810	$34,006	$10,628	$44,634

Per Share Data - Diluted:
Income From Continuing Operations	$0.09	$0.04	$0.13	$0.23	$0.19	$0.42
Addback: Amortization of intangible assets	0.13	-	0.13	0.37	-	0.37
Income from continuing operations plus amortization of intangible assets	$0.22	$0.04	$0.26	$0.60	$0.19	$0.79

(a) Amounts are included in compensation and employee benefits and other operating expenses in the Consolidated Statements of Operations.

USI Holdings Corporation and Subsidiaries
Summary Statements of Operations by Segment

		Specialized
	Insurance	Benefits
(Amounts in Thousands)	Brokerage	Services	Corporate	Total
For the three months ended September 30:
2006
Revenues	$120,244	$11,443	$8	$131,695
Compensation and employee benefits	65,838	4,992	2,358	73,188
Other operating expenses	22,047	4,452	4,723	31,222
Non-cash stock-based compensation:
Restricted stock awards	832	22	187	1,041
Stock option expense	449	39	417	905
Depreciation	1,930	242	363	2,535
Amortization	8,328	828	-	9,156
Interest expense	236	102	4,823	5,161
Income(loss) from continuing operations, before income taxes	20,584	766	(12,863)	8,487
Add back:
Amortization	8,328	828	-	9,156
Interest expense	236	102	4,823	5,161
Operating income (loss)	$29,148	$1,696	$(8,040)	$22,804

Operating margin	24.2%	14.8%	NM	17.3%

2005
Revenues	$116,016	$10,844	$407	$127,267
Compensation and employee benefits	68,448	3,658	3,004	75,110
Other operating expenses	19,539	4,242	4,040	27,821
Non-cash stock-based compensation, restricted stock awards	713	13	113	839
Depreciation	1,951	150	366	2,467
Amortization	6,548	682	-	7,230
Interest expense	255	86	3,671	4,012
Income(loss) from continuing operations, before income taxes	18,562	2,013	(10,787)	9,788
Add back:
Amortization	6,548	682	-	7,230
Interest expense	255	86	3,671	4,012
Acquisition integration and margin improvement plan expenses	2,952	-	-	2,952
Operating income (loss)	$28,317	$2,781	$(7,116)	$23,982

Operating margin	24.4%	25.6%	NM	18.8%

USI Holdings Corporation and Subsidiaries
Summary Statements of Operations by Segment

		Specialized
	Insurance	Benefits
(Amounts in Thousands)	Brokerage	Services	Corporate	Total
For the Nine months ended September 30:
2006
Revenues	$375,666	$26,408	$131	$402,205
Compensation and employee benefits	201,144	13,476	7,492	222,112
Other operating expenses	67,164	12,114	12,515	91,793
Non-cash stock-based compensation:
Restricted stock awards	2,039	50	479	2,568
Stock option expense	1,252	118	1,246	2,616
Depreciation	5,792	714	1,004	7,510
Amortization	22,528	2,356	-	24,884
Interest expense	613	308	13,058	13,979
Early extinguishment of debt	-	-	2,093	2,093
Income(loss) from continuing operations, before income taxes	75,134	(2,728)	(37,756)	34,650
Add back:
Amortization	22,528	2,356	-	24,884
Interest expense	613	308	13,058	13,979
Early extinguishment of debt	-	-	2,093	2,093
Acquisition integration expense	18	-	-	18
Operating income (loss)	$98,293	$(64)	$(22,605)	$75,624

Operating margin	26.2%	-0.2%	NM	18.8%

2005
Revenues	$346,655	$24,178	$1,001	$371,834
Compensation and employee benefits	205,654	10,055	10,698	226,407
Other operating expenses	59,686	9,349	12,822	81,857
Non-cash stock-based compensation, restricted stock awards	1,402	30	276	1,708
Depreciation	5,692	397	1,079	7,168
Amortization	19,194	2,044	-	21,238
Interest expense	810	275	9,696	10,781
Income(loss) from continuing operations, before income taxes	54,217	2,028	(33,570)	22,675
Add back:
Amortization	19,194	2,044	-	21,238
Interest expense	810	275	9,696	10,781
Acquisition integration and margin improvement plan expenses	13,780	82	1,552	15,414
Operating income (loss)	$88,001	$4,429	$(22,322)	$70,108

Operating margin	25.4%	18.3%	NM	18.9%

USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of Organic Revenue Growth/(Decline)

	For the Three Months Ended September 30
					Adjustment for	Organic		Adjusted Organic
	Revenues		Change		Net Acquired	Growth/	Identified	Growth/
	2006	2005	Amount	Percent	Businesses	(Decline)	Adjustments	Decline
Consolidated			(Dollars in Thousands)

Net Commissions and Fees - Property & Casualty	$69,700	$69,808	$(108)	-0.2%	$(1,848)	-2.8%	$(581)	-3.6%
Net Commissions and Fees - Benefits	56,601	53,147	3,454	6.5%	(3,812)	-0.7%	(174)	-1.0%
Total Net Commissions and Fees	126,301	122,955	3,346	2.7%	(5,660)	-1.9%	(755)	-2.5%
Contingents and Overrides	567	1,738	(1,171)	-67.4%	(12)	-68.1%	-	-68.1%
Other Income	4,827	2,574	2,253	87.5%	(38)	86.1%	-	86.1%

Total Revenues	$131,695	$127,267	$4,428	3.5%	$(5,710)	-1.0%	$(755)	-1.6%

Insurance Brokerage

Net Commissions and Fees - Property & Casualty	$69,700	$69,808	$(108)	-0.2%	$(1,848)	-2.8%	$(581)	-3.6%
Net Commissions and Fees - Benefits	45,158	42,311	2,847	6.7%	(2,451)	0.9%	(174)	0.5%
Total Net Commissions and Fees (1)	114,858	112,119	2,739	2.4%	(4,299)	-1.4%	(755)	-2.1%
Contingents and Overrides	567	1,738	(1,171)	-67.4%	(12)	-68.1%	-	-68.1%
Other Income	4,819	2,159	2,660	123.2%	(38)	121.4%	-	121.4%

Total Revenues	$120,244	$116,016	$4,228	3.6%	$(4,349)	-0.1%	$(755)	-0.8%

Specialized Benefits Services

Net Commissions and Fees - Benefits	$11,443	$10,836	$607	5.6%	$(1,361)	-7.0%	$-	-7.0%
Contingents and Overrides	-	-	-	-	-	-	-	-
Other Income		8	(8)	-100.0%	-	-100.0%	-	-100.0%

Total Revenues	$11,443	$10,844	$599	5.5%	$(1,361)	-7.0%	$-	-7.0%

Corporate

Other Income	$8	$407	$(399)	-98.0%	$-	-98.0%	$-	-98.0%

Total Revenues	$8	$407	$(399)	-98.0%	$-	-98.0%	$-	-98.0%

(1) Adjusted NCF organic growth calculation for insurance brokerage, excluding California retail brokerage operations:

Three months ended September 30, 2006
Insurance Brokerage, Net Commissions and Fees (a)	$114,858	$112,119	$2,739	2.4%	$(4,299)	-1.4%	$(755)	-2.1%
California Net Commissions and Fees (b)	16,314	20,008	(3,694)	-18.5%	(121)	-19.1%	(421)	-21.2%
Insurance Brokerage, Net Commissions and Fees, excluding California (a) - (b)	$98,544	$92,111	$6,433	7.0%	$(4,178)	2.4%	$(334)	2.1%

USI Holdings Corporation and Subsidiaries
Non-GAAP Financial Measures
Reconciliation of Organic Revenue Growth/(Decline)

	For the Nine Months Ended September 30
					Adjustment for	Organic		Adjusted Organic
	Revenues		Change		Net Acquired	Growth/	Identified	Growth/
	2006	2005	Amount	Percent	Businesses	(Decline)	Adjustments	Decline
Consolidated			(Dollars in Thousands)

Net Commissions and Fees - Property & Casualty	$203,298	$197,432	$5,866	3.0%	$(7,366)	-0.8%	$(2,482)	-2.0%
Net Commissions and Fees - Benefits	165,691	145,845	19,846	13.6%	(15,158)	3.2%	(441)	2.9%
Total Net Commissions and Fees	368,989	343,277	25,712	7.5%	(22,524)	0.9%	(2,923)	0.1%
Contingents and Overrides	22,674	22,666	8	0.0%	(1,001)	-4.4%	-	-4.4%
Other Income	10,542	5,891	4,651	79.0%	(204)	75.5%	-	75.5%

Total Revenues	$402,205	$371,834	$30,371	8.2%	$(23,729)	1.8%	$(2,923)	1.0%

Insurance Brokerage

Net Commissions and Fees - Property & Casualty	$203,298	$197,432	$5,866	3.0%	$(7,366)	-0.8%	$(2,482)	-2.0%
Net Commissions and Fees - Benefits	139,284	121,701	17,583	14.4%	(12,293)	4.3%	(441)	4.0%
Total Net Commissions and Fees (1)	342,582	319,133	23,449	7.3%	(19,659)	1.2%	(2,923)	0.3%
Contingents and Overrides	22,674	22,647	27	0.1%	(1,001)	-4.3%	-	-4.3%
Other Income	10,410	4,875	5,535	113.5%	(204)	109.4%	-	109.4%

Total Revenues	$375,666	$346,655	$29,011	8.4%	$(20,864)	2.4%	$(2,923)	1.5%

Specialized Benefits Services

Net Commissions and Fees - Benefits	$26,407	$24,144	$2,263	9.4%	$(2,865)	-2.5%	$-	-2.5%
Contingents and Overrides	-	19	(19)	-	-	-	-	-
Other Income	1	15	(14)	-93.3%	-	-93.3%	-	-93.3%

Total Revenues	$26,408	$24,178	$2,230	9.2%	$(2,865)	-2.6%	$-	-2.6%

Corporate

Other Income	$131	$1,001	$(870)	-86.9%	$-	-86.9%	$-	-86.9%

Total Revenues	$131	$1,001	$(870)	-86.9%	$-	-86.9%	$-	-86.9%

(1) Adjusted NCF organic growth calculation for insurance brokerage, excluding California retail brokerage operations:

Nine months ended September 30, 2006
Insurance Brokerage, Net Commissions and Fees (a)	$342,582	$319,133	$23,449	7.3%	$(19,659)	1.2%	$(2,923)	0.3%
California Net Commissions and Fees (b)	52,299	58,068	(5,769)	-9.9%	(1,098)	-11.8%	(480)	-12.7%
Insurance Brokerage, Net Commissions and Fees, excluding California (a) - (b)	$290,283	$261,065	$29,218	11.2%	$(18,561)	4.1%	$(2,443)	3.1%